Exhibit 23(d)(2)


                                 NEW RIVER FUNDS

                         FORM OF SUB-ADVISORY AGREEMENT


           THIS SUB-ADVISORY AGREEMENT (the "Agreement") made this __ day of _________, 2003, by and between New River Funds (the "Trust"), a Delaware statutory trust, New River Advisers, LLC, a limited liability company organized and existing under the laws of the Commonwealth of Virginia (the "Manager"), and Howe and Rusling, Inc., a corporation organized and existing under the laws of the State of New York (the "Sub-Adviser").

                                   WITNESSETH:

           WHEREAS, the Manager and the Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment management services; and

           WHEREAS, the Manager has been retained to act as investment manager pursuant to an Investment Management Agreement dated _____, 2003 (the "Investment Management Agreement") with the Trust, which is registered with the U.S. Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), currently consisting of several separate series of shares, each having its own investment objectives and policies and which is authorized to create more series; and

           WHEREAS, Section 2 of the Investment Management Agreement permits the Manager, subject to the supervision and direction of the Trust's Board of Trustees, to delegate certain of its duties under the Investment Management Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

           WHEREAS, the Manager desires to retain Sub-Adviser to assist it in the provision of a continuous investment program for one or more of the series (each a "Fund") of the Trust, the Sub-Adviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

           NOW, THEREFORE, in consideration of the covenants and the mutual premises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

           1. APPOINTMENT AS SUB-ADVISER. The Manager hereby retains the Sub-Adviser to act as investment adviser for, and to manage the assets of the series listed in Schedule A of this Agreement, as that schedule may be amended from time to time, subject to the supervision of the Manager and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Sub-Adviser hereby accepts such employment. In such capacity, the Sub-Adviser shall be responsible for the investment management of the assets of such series. The Sub-Adviser agrees to exercise the same skill and care in performing its services under this Agreement as the Sub-Adviser exercises in performing similar services with respect to other fiduciary accounts for which the Sub-Adviser has investment responsibilities.

           2. DUTIES OF SUB-ADVISER.

                     (a) INVESTMENTS. The Sub-Adviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of each Fund as set forth in such Fund's prospectus objectives and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to as the "Prospectus") and subject to the directions of the Manager and the Trust's Board of Trustees, to cause the Fund to purchase, hold and sell investments for the Sub-Adviser Assets and to monitor on a continuous basis the performance of the Fund's investments. In providing these services, the Sub-Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Sub-Adviser Assets. The Manager agrees to provide the Sub-Adviser all relevant information concerning a Fund, its assets available or to become available for investment, and generally as to the conditions of a Fund's or the Trust's affairs.

                     (b) COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall with respect to Sub-Adviser Assets, act in conformity with the Trust's Declaration of Trust and By-Laws, the Prospectus(es), and with the instructions and directions received in writing from the Manager or the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations. The Manager will provide the Sub-Adviser with a copy of the minutes of the meetings of the Board of Trustees of the Trust to the extent they may affect a Fund or the duties of the Sub-Adviser, and with the copies of any financial statements or reports made by a Fund to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

           The Manager will provide the Sub-Adviser with reasonable advance notice of any change in a Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Sub-Adviser shall, in the performance of its duties and obligations under this Agreement, manage the Sub-Adviser Assets consistent with such changes, provided the Sub-Adviser has received prior notice of the effectiveness of such changes from the Trust or the Manager. In addition to such notice, the Manager shall provide to the Sub-Adviser a copy of a modified Prospectus reflecting such changes. The Sub-Adviser will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or a Fund with respect to the Sub-Adviser Assets, but shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Sub-Adviser to the Trust, to the Fund or to the Manager specifically for inclusion in the Prospectus. The Sub-Adviser hereby agrees to provide to the Manager in a timely manner such information relating to the Sub-Adviser and its relationship to, and actions for, a Fund as may be required to be contained in the Prospectus or in the Trust's registration statement on Form N-1A.



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                     (c) VOTING OF PROXIES. The Sub-Adviser shall have the power to vote pursuant to proxy voting policies and procedures that meet the requirements of the Advisers Act, either in person or by proxy, all securities in which the Sub-Adviser Assets may be invested from time to time, and shall not be required to seek or take instructions from the Manager, the Trust or a Fund or take any action with respect thereto. At the request of the Fund, the Sub-Adviser shall provide the Fund with its recommendations as to the voting of such proxies.

                     (d) BROKERAGE. The Sub-Adviser will place orders pursuant to the Sub-Adviser's investment determinations for a Fund either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of a Fund the best overall execution available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to a Sub-Adviser when managing a Fund and/or other accounts over which the Sub-Adviser may exercise investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Funds that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer - - viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to a Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Manager, the Sub-Adviser, or the Trust's principal underwriter) to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms.

                     (e) CODE OF ETHICS. The Sub-Adviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Sub-Adviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Manager that the Sub-Adviser and its Access Persons have complied with the Sub-Adviser's Code of Ethics with respect to the Sub-Adviser Assets, or (ii) identifying any violations which have occurred with respect to the Sub-Adviser Assets or (iii) certifying that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Sub-Adviser's Code of Ethics. The Sub-Adviser will also submit its Code of Ethics for its initial approval by the Board of Trustees and subsequently within six months of any material change of thereto.



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


                     (f) BOOKS AND RECORDS. The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Sub-Adviser Assets, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

                     (g) INFORMATION CONCERNING SUB-ADVISER ASSETS AND THE SUB-ADVISER. From time to time as the Manager or the Trust may request, the Sub-Adviser will furnish the requesting party reports on portfolio transactions and reports on Sub-Adviser Assets held in the portfolio, all in such detail as the Manager or the Trust may reasonably request. The Sub-Adviser also will inform the Manager in a timely manner of material changes in portfolio managers responsible for Sub-Adviser Assets, any changes in the ownership or management of the Sub-Adviser, or of material changes in the control of the Sub-Adviser. Upon reasonable request, the Sub-Adviser will make available its officers and employees to meet with the Trust's Board of Trustees to review the Sub-Adviser Assets.

           The Sub-Adviser also will provide such information or perform such additional acts as are customarily performed by a Sub-Adviser and may be required for a Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Code, the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any federal or state securities laws, and any rule or regulation thereunder.

                     (h) CUSTODY ARRANGEMENTS. The Sub-Adviser shall on each business day provide the Manager and the Trust's custodian such information as the Manager and the Trust's custodian may reasonably request relating to all transactions concerning the Sub-Adviser Assets.

                     (i) HISTORICAL PERFORMANCE INFORMATION. To the extent agreed upon by the parties, the Sub-Adviser will provide the Trust with historical performance information on similarly managed investment companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law.

           3. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent a Fund, the Trust or the Manager in any way or otherwise be deemed an agent of a Fund, the Trust or the Manager.

           4. EXPENSES. Other than those expressly stated to be payable by the Sub-Adviser hereunder or by the Manager under the Investment Management Agreement, the Fund is responsible for and has assumed the obligation for payment of all of its expenses, including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Trust for the benefit of the Funds including all fees and expenses of its custodian, shareholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its daily net asset value and of maintaining its books of account required under the 1940 Act; taxes, if any; expenditures in connection with meetings of each Fund's shareholders and Board of Trustees that are properly payable by the Fund; salaries and expenses of officers and fees and expenses of members of the Board of Trustees or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Manager; insurance premiums on property or personnel of each Fund which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Fund or other communications for distribution to existing shareholders; legal, auditing and accounting fees; trade association dues; fees and expenses (including legal fees) of obtaining and maintaining any required registration or notification for its shares for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Funds, if any; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

           During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund. The Sub-Adviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Trust or the Manager, as the case may be, shall reimburse the Sub-Adviser for any expenses as may be reasonably incurred by the Sub-Adviser, at the request of and on behalf of a Fund or the Manager. The Sub-Adviser shall keep and supply to the Trust and the Manager reasonable records of all such expenses.

           5. COMPENSATION. For the services provided and the expenses assumed with respect to a Fund pursuant to this Agreement, the Manager agrees to pay the Sub-Adviser a monthly fee equal to 80% of the monthly management fee rate that the Fund is obligated to pay the Manager under its Management Agreement with the Manager.

           If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which this Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

           6. REPRESENTATIONS AND WARRANTIES OF THE SUB-ADVISER. The Sub-Adviser represents and warrants to the Manager and the Trust as follows:

                     (a) The Sub-Adviser is registered as an investment adviser under the Advisers Act;

                     (b) The Sub-Adviser is a corporation duly organized and validly existing under the laws of the State of New York with the power to own and possess its assets and carry on its business as it is now being conducted;

                     (c) The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser's powers and have been duly authorized by all necessary action on the part of its Board of Directors and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser; and

                     (d) The Form ADV of the Sub-Adviser previously provided to the Manager is a true and complete copy of the form and all relevant portions thereof have been filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Sub-Adviser will promptly provide the Manager and the Trust with a complete copy of all subsequent amendments to its Form ADV.

           7. REPRESENTATIONS AND WARRANTIES OF THE MANAGER. The Manager represents and warrants to the Sub-Adviser and the Trust as follows:

                     (a) The Manager is registered as an investment adviser under the Advisers Act;

                     (b) The Manager is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia with the power to own and possess its assets and carry on its business as it is now being conducted;

                     (c) The execution, delivery and performance by the Manager of this Agreement are within the Manager's powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Manager for the execution, delivery and performance by the Manager of this Agreement, and the execution, delivery and performance by the Manager of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Manager's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Manager;

                     (d) The Form ADV of the Manager as provided to the Sub-Adviser is a true and complete copy of the form, and all relevant portions thereof, have filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                     (e) The Manager and the Trust have duly entered into the Investment Management Agreement pursuant to which the Trust authorized the Manager to utilize sub-advisers, provided appropriate approvals by the Board of Trustees and shareholders are obtained.

           8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DUTY TO UPDATE INFORMATION. All representations and warranties made by the Sub-Adviser and the Manager pursuant to Sections 6 and 7, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

           9. LIABILITY AND INDEMNIFICATION.

                     (a) LIABILITY. The duties of the Sub-Adviser shall be confined to those expressly set forth herein, with respect to the Sub-Adviser's Assets. The Sub-Adviser shall not be liable for any loss arising out of any investment hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Section 9, the term "Sub-Adviser" shall include directors, officers, employees and other corporate agents of the Sub-Adviser as well as that corporation itself).

                     (b) INDEMNIFICATION. The Sub-Adviser shall indemnify the Manager, the Trust and each Fund, and their respective affiliates and controlling persons for any liability and expenses, including reasonable attorneys' fees, which the Manager, the Trust or a Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws. Notwithstanding any other provision in this Agreement, the Sub-Adviser will indemnify the Manager, the Trust and each Fund, and their respective affiliates and controlling persons for any liability and expenses, including reasonable attorneys' fees, to which they may be subjected as a result of their reliance upon and use of the historical performance calculations provided by the Sub-Adviser concerning the Sub-Adviser's composite account data or historical performance information on similarly managed investment companies or accounts, except that the Manager, the Trust and each Fund and their respective affiliates and controlling persons shall not be indemnified for a loss or expense resulting from their negligence or willful misconduct in using such numbers, or for their failure to conduct reasonable due diligence with respect to such information.

           The Manager shall indemnify the Sub-Adviser, its affiliates and its controlling persons, for any liability and expenses, including reasonable attorneys' fees, howsoever arising from, or in connection with, the Manager's breach of this provision or its representations and warranties herein; provided, however, that the Sub-Adviser shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws.

           10. DURATION AND TERMINATION.

                     (a) DURATION. This Agreement, unless sooner terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached hereto remain in effect from the date of execution or, if later, the date the initial capital of a series of the Trust is first managed according to its investment objective (the "Effective Date."), until two years from the Effective Date, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of each Fund (except as such vote may be unnecessary pursuant to relief granted by an exemptive order from the SEC). The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                     (b) TERMINATION. This Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (1) the vote of a majority of the Trustees of the Trust or by the Manager, in each case, on not less than 30 days nor more than 60 days written notice to the Sub-Adviser, or
(2) by any party hereto immediately upon written notice to the other parties in the event of a breach of any provision to this Agreement by any of the parties, or (3) by the Sub-Adviser at any time without the payment of any penalty, on not less than 30 days nor more than 60 days written notice to the Manager and the Trust.

           This Agreement shall terminate automatically in the event of its assignment or upon the termination of the Investment Management Agreement.

           This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

           11. AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the Trust's Board of Trustees and (b) the vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law, and unless otherwise permitted pursuant to exemptive relief granted by the SEC, by a vote of the majority of a Fund's outstanding voting securities.

           12. CONFIDENTIALITY. Subject to the duties of the Manager, the Trust (and each Fund), and the Sub-Adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to a Fund and the actions of the Sub-Adviser, the Manager, the Trust, and a Fund in respect thereof. In accordance with Section 248.11 of Regulation S-P ( 17 CFR 248.1-248.30), Sub-Adviser will not directly, or indirectly through an affiliate, disclose any non-public personal information, except as permitted or required by law, as defined in Regulation S-P, received from the Trust or the Manager, regarding any shareholder, to any person that is not affiliated with the Trust or with Sub-Adviser, and, provided that, any such information disclosed to an affiliate of Sub-Adviser shall be under the same limitations on non-disclosure.

           13. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

                     (a)       If to the Manager:
                               New River Advisers, LLC
                               1902 Downey Street
                               Radford, Virginia 24141



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


                     (b)       If to the Sub-Adviser:
                               Howe and Rusling, Inc.
                               120 East Avenue
                               Rochester, NY 14604


           14. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Delaware without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

           15. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

           16. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

           17. CERTAIN DEFINITIONS. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," "affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC, and the term "Fund" or "Funds" shall refer to those Fund(s) for which the Sub-Adviser provides investment management services and as are listed on Exhibit A to this Agreement.

           18. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

           19. ANTI-MONEY LAUNDERING COMPLIANCE. The Sub-Adviser acknowledges that, in compliance with the Bank Secrecy Act, as amended, and implementing regulations ("BSA"), the Funds have adopted an Anti-Money Laundering Policy. The Sub-Adviser agrees to comply with the Funds' Anti-Money Laundering Policy and the BSA, as the same may apply to the Sub-Adviser, now and in the future. The Sub-Adviser further agrees to provide to the Funds and/or the Trust such reports, certifications and contractual assurances as may be requested by the Funds or the Trust.

           20. CERTIFICATIONS; DISCLOSURE CONTROLS AND PROCEDURES. The Sub-Adviser acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002, and the implementing regulations promulgated thereunder, the Funds are required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Trust or the Funds, the Sub-Adviser agrees to use its best efforts to assist the Trust and the Funds in complying with the Sarbanes-Oxley Act and implementing the Funds' disclosure controls and procedures. The Sub-Adviser agrees to inform the Trust, the Funds, and the Manager of any material development related to the Trust or the Funds that the Sub-Adviser believes is relevant to the certification obligations of the Funds under the Sarbanes-Oxley Act.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                     MANAGER
                                     New River Advisers, LLC





                                     By:_________________________________
                                     Name:
                                     Title:

                                     SUB-ADVISER
                                     Howe and Rusling, Inc.



                                     By:_________________________________
                                     Name:
                                     Title:


                                     MUTUAL FUND
                                     New River Funds



                                     By:_________________________________
                                     Name:
                                     Title:





                                      -11-

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                                   SCHEDULE A

                                 New River Core
                                  Equity Fund